UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010 (December 7, 2010)

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 7, 2010, each of Barry A. Morris, the Executive Vice President and Chief Financial Officer of STR Holdings, Inc. (the “Company”), Robert S. Yorgensen, the Company’s Vice President and President of STR Solar, John A. Janitz and Dominick J. Schiano, each members of the Company’s Board of Directors (collectively the “Plan Participants”), entered into individual stock trading plans with a brokerage firm in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Plans”). The Plan Participants have informed the Company that they adopted the Plans as of December 7, 2010 for asset diversification, liquidity, tax and estate planning purposes.

Under the terms of the Plans, each of the Plan Participants have directed their brokerage firm to sell, commencing in early January 2011, up to 35,000 shares of the Company’s common stock, which are owned of record by each of them. The Plans provide that certain share amounts may be sold each month during 2011, subject to the attainment of certain price targets. The Plan Participants will have no discretion or control over the timing or effectuation of the sales. Each Plan will terminate upon the completion of the sales of stock under such Plan or May 9, 2011, whichever is earlier.

As of December 7, 2010, Messrs. Morris, Yorgensen, Janitz and Schiano beneficially owned 769,132, 1,121,236, 338,016 and 338,016 shares of the Company’s common stock, respectively.

Sales made pursuant to the Plans will be disclosed publicly through appropriate Form 4 and Form 144 filings with the Securities and Exchange Commission. Rule 10b5-1 of the Securities Exchange Act of 1934 provides a mechanism for insiders to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: December 8, 2010	By:	/s/ Barry A. Morris
Barry A. Morris
Executive Vice President and Chief Financial Officer